EXHIBIT 99.1

Predictive Oncology Appoints Pharma, Biotech and Digital Health Veteran Veena Rao, PhD, MBA, to its Board of Directors

EAGAN, Minn., May 02, 2023 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI), a science-driven company leveraging its proprietary artificial intelligence and machine learning capabilities, extensive biorepository of tumor samples, Clinical Laboratory Improvement Amendments (CLIA) laboratory and Good Manufacturing Practices (GMP) facility, to accelerate oncology drug discovery and enable drug development, today announced the appointment of healthcare commercial and business development veteran Veena Rao, Ph.D., MBA, to its Board of Directors. Dr. Rao currently serves as Chief Business Officer of Portal Instruments, where she leads the identification, evaluation, and negotiation of partnership opportunities for Portal, and heads a cross-functional team of science and business professionals to guide the company’s short and long-term commercial strategy. Dr. Rao will replace David Smith, who is stepping down but will remain an advisor to the Board of Directors and assume duties as legal counsel to the company.

“We are thrilled to have someone with Veena’s experience and background join what I already consider to be a world class Board of Directors,” said Raymond F. Vennare, Chief Executive Officer of Predictive Oncology. “As our contracting momentum continues to accelerate we will lean heavily on Veena’s vast experience, and I look forward to her contributions.”

“I joined Predictive Oncology’s Board because I see the significant and rapidly growing role that AI and machine learning can play in drug discovery,” noted Dr. Rao. “Predictive’s PEDAL AI platform, together with its proprietary biobank, CLIA laboratory and formulation services, provide the company with a unique portfolio of assets and capabilities that I believe make it the ‘partner of choice” for both commercial drug developers and research institutions looking to de-risk their drug discovery and development programs. I look forward to working with Raymond and my fellow Board members to guide this company to achieve its full commercial potential.”

Dr. Veena Rao, PhD, has extensive experience launching products and building commercial organizations in the pre-launch and early launch phases. Before Portal, she served as Chief Commercial Officer and Head of Corporate Development & Strategy at Beta Bionics where she was, where she led the commercial team and was responsible for the go-to-market strategy. Prior to Beta Bionics, Dr. Rao spent more than a decade working for Eli Lilly in a number of commercial and technical roles including Vice President of External Innovation in the Lilly Device, Delivery, and Digital Health groups.

Dr. Rao has a PhD in Chemical Engineering from Stanford University and an MBA from the University of Virginia Darden School of Business.

About Predictive Oncology

Predictive Oncology is on the cutting edge of the rapidly growing use of artificial intelligence and machine learning to expedite early drug discovery and enable drug development for the benefit of cancer patients worldwide. The Company’s scientifically validated AI platform, PEDAL, is able to predict with 92% accuracy if a tumor sample will respond to a certain drug compound, allowing for a more informed selection of drug/tumor type combinations for subsequent in-vitro testing. Together with the Company’s vast biobank of more than 150,000 assay-capable heterogenous human tumor samples, Predictive Oncology offers its academic and industry partners one of the industry’s broadest AI-based drug discovery solutions, further complimented by its wholly owned CLIA lab and GMP facilities. Predictive Oncology is headquartered in Eagan, MN.

Contact:
Predictive Oncology Inc.
Bob Myers, CFO
Phone: (651) 389-4806
bmyers@predictive-oncology.com

Predictive Oncology Investor Relations
Tim McCarthy
LifeSci Advisors, LLC.
tim@lifesciadvisors.com

Forward-Looking Statements:

Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, changes in management, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.